UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 1, 2008

ENERGY KING, INC.
(Exact Name of Issuer as Specified in its Charter)

Nevada	0-27454	20-3161375
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1929 Main St., Suite 106,, Irvine, CA 92614
(Address of principal executive offices)

(949) 468-4444
(Issuer’s telephone number, including area code)

  ENERGY KING, INC.
4455 Lamont Street, San Diego, CA 92109
(Former name, former address and former fiscal year, if changed since last report)

Explanatory Note

As previously announced by Energy King, Inc. on Form 8-K filed on July 3, 2008, on June 30, 2008, Larry Epstein, a director of Energy King, Inc. resigned his position as a director. This Form 8-K/A amends the previously filed Form 8-K to provide the information required by Item 5.02 (a)(3)(iii) of Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2008 Energy King, Inc. provided Mr. Epstein with a copy of the Form 8-K filed on that day announcing Mr. Epstein’s resignation and furnished Mr. Epstein with an opportunity to state in a letter addressed to Energy King, Inc. as promptly as possible whether he agrees with the disclosure contained in the Form 8-K and if not, stating the respects in which he does not agree.

On July 8, 2008 Mr. Epstein replied by e-mail to Energy King, Inc. that the disclosures in the original Form 8-K were correct except that Mr. Epstein’s age is 59, not 57. A copy of that e-mail is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

The following documents are filed herewith as an exhibit to this Form 8-K:

Exhibit No.	Description of Exhibit
99.1	E-Mail from Larry Epstein dated July 8, 2008

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENERGY KING, INC.

July 10, 2008	By:	/s/ Larry Weinstein
Larry Weinstein
Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	E-Mail from Larry Epstein dated July 8, 2008